EXHIBIT 3.2.3

                               eB2B Commerce, Inc.

                                 BYLAW AMENDMENT
                             Adopted October 9, 2003

     The following amendment was approved at a special meeting of the Board of Directors of eB2B Commerce, Inc. (the "Company") held at the offices of Thom Waye, Director of the Company, on October 9, 2003.

RESOLVED, that ARTICLE IV (Directors), Section 1 (General) of the Bylaws of the Company be and is hereby amended, the first sentence of which is restated in its entirety to read as follows:

         Section 1. General: The business and affairs of this corporation shall be managed by its Board of Directors, consisting of not less than one (1) nor more than twenty-five (25) in number.

Certified this 9th day of October, 2003.


                                       EB2B COMMERCE, INC.

                                       By: /s/ RICHARD S. COHAN
                                           -------------------------------------
                                               Richard S. Cohan
                                               Secretary


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